Exhibit 99.1

SIRIUS GROUP BECOMES PUBLIC COMPANY VIA BUSINESS COMBINATION WITH EASTERLY ACQUISITION CORP.; COMPLETES PRIVATE PLACEMENT; ANNOUNCES NEW MAJORITY-INDEPENDENT BOARD OF DIRECTORS

— Sirius Group is a global, multi-line insurance and reinsurance group founded in 1945 with over 1,800 clients in over 140 countries—

Hamilton, Bermuda and New York, NY — November 5, 2018 — Sirius International Insurance Group, Ltd. (“Sirius Group”), a global multi-line insurance and reinsurance group, announced that it has closed the previously announced business combination with Easterly Acquisition Corp. (“Easterly”), pursuant to which a wholly owned subsidiary of Sirius Group merged with and into Easterly, and Easterly became a wholly owned subsidiary of Sirius Group (the “Merger”).  Pursuant to the Merger, shares of Easterly’s common stock were exchanged for Sirius Group’s common shares at a value equal to 1.05x Sirius Group’s adjusted diluted GAAP book value per share as of September 30, 2018 (the “Merger Price”), and public warrants issued by Easterly to acquire shares of Easterly common stock were converted into warrants issued by Sirius Group to acquire Sirius Group common shares.  Each share of Easterly common stock was exchanged for 0.609 of a Sirius Group common share.  Sirius Group’s common shares will be traded on the Nasdaq Global Select Market under the symbol “SG” beginning on November 6, 2018.  Sirius Group has applied to list its public warrants on the OTCQX International market.

In connection with the Merger, affiliated funds of Gallatin Point Capital, The Carlyle Group, Centerbridge Partners, L.P. and Bain Capital Credit purchased $205 million of Series B preference shares and $8 million of common shares of Sirius Group at the Merger Price.  These investors received warrants valued at $10 million in the aggregate that are exercisable for a period of five years after the issue date at a strike price equal to 125% of the Merger Price.  In addition, employees and “friends and family” of Sirius Group purchased $16 million of Sirius Group common shares at the Merger Price.

Sirius Group also announced that it reconstituted its board of directors as of the closing of the Merger.  In addition to its existing independent directors, Meyer (Sandy) Frucher, Vice Chairman of Nasdaq, Inc.; and Robert (Rob) L. Friedman, a private investor and former Chief Investment Officer of the Mutual Series group of funds, Alain Karaoglan, former Chief Operating Officer of Voya Financial, Inc.; Rachelle Keller, a former Managing Director of Citibank, NA; and James (Jim) Rogers, an international investor, author and financial commentator, have joined Sirius Group’s board.  These independent directors will serve alongside Allan L. Waters, Chairman and CEO of Sirius Group; and Feng (Laurence) Liao, CEO of CMIG International Holding Pte. Ltd., Sirius Group’s principal equity holder following the Merger.  Effective as of the closing of the Merger, Sirius Group’s board of directors is comprised of a majority of independent directors in accordance with Nasdaq listing standards and each of the audit & risk management, compensation and nominating & governance committees are comprised entirely of independent directors.

“This is a watershed day for Sirius Group” said Allan Waters, CEO and Chairman.  “A public listing, increased shareholder diversification led by four globally recognized investment firms, and a strong, independent board will benefit all stakeholders and add fuel to our future growth.”

Sirius Group was represented by Sidley Austin LLP and Easterly was represented by Hogan Lovells US LLP.  Citigroup Global Markets Inc. acted as financial advisor to Sirius Group.

About Sirius Group

Sirius Group is a Bermuda-based holding company with (re)insurance operating companies in Bermuda, Stockholm, New York and London.  Established in 1945, Sirius Group, utilizing its unique global branch network, provides multi-line insurance and reinsurance in over 140 countries.  Sirius Group wrote gross written premiums of $1.4 billion in 2017 utilizing disciplined and professional underwriting, superior risk evaluation and best-in-class pricing technology.  Sirius Group’s subsidiaries provide multi-line (re)insurance capacity, including lead capacity for property, accident & health and other exposures.  Additional information is available at Sirius Group’s website, located at www.siriusgroup.com.

About Easterly LLC

Easterly LLC is a private asset management holding company that has interests in boutique investment management firms.  Easterly’s core expertise is in acting as a principal to grow business platforms.  Easterly enhances businesses as a partner through capital formation, corporate development, and strategic implementation activities.  Easterly’s principals have a proven track record of delivering outperformance to both public and private investors across a variety of sectors.  For more information about Easterly, please visit Easterly’s website at www.easterlycapital.com.

About Easterly Acquisition Corp.

Easterly Acquisition Corp. is a Special Purpose Acquisition Company sponsored by Easterly Acquisition Sponsor, LLC, an affiliate of Easterly LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.  Easterly Acquisition Corp. completed its initial public offering in August 2015, raising $200 million in cash proceeds.  Easterly Acquisition Corp.’s officers and certain of its directors are affiliated with Easterly LLC.  For more information about Easterly Acquisition Corp., please visit its website at www.easterlyacquisition.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, including statements about the growth prospects of Sirius Group. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of this communication. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in Sirius Group’s operating subsidiaries’ ratings with rating agencies; the limited liquidity and trading of Sirius Group’s securities following the Merger; the ability to recognize the anticipated benefits of the Merger; costs related to the Merger and Sirius Group’s status as a publicly traded company; and other factors identified in Sirius Group’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except to the extent required by applicable law or regulation, Sirius Group undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication.

Contact:

Michael Papamichael

Investor Relations

(212) 312-0219